EXHIBIT 21

                              THERMO TERRATECH INC.

                         SUBSIDIARIES OF THE REGISTRANT

   At May 24, 1996, Thermo TerraTech Inc. owned the following companies:

                                                State or          Registrant's
                                                Jurisdiction      % of
   Name                                         Incorporation     Ownership
   ---------------------------------------------------------------------------
   Holcroft (Canada) Limited                    Canada                100%
   Holcroft Corporation                         Delaware              100%
     Holcroft GmbH                              Germany               100%
   Metallurgical, Inc.                          Minnesota             100%
     Cal-Doran Metallurgical Services, Inc.     California            100%
   Normandeau Associates, Inc.                  New Hampshire         100%
   Thermo Analytical Inc.                       Delaware              100%
     Skinner & Sherman, Inc.                    Massachusetts         100%
   Thermo Consulting & Design Inc.              Delaware              100%
     Engineering Technology and Knowledge
      Corporation                               Delaware              100%
     Elson T. Killam Associates, Inc.           New Jersey            100%
      Bettigole Andrews Clark & Killam
       Associates Inc.                          New York              100%
        N.H. Bettigole Co., Inc.                Delaware              100%
        N.H. Bettigole, P.A.                    New Jersey            100%
        N.H. Bettigole, P.C.                    New York              100%
      Duncan, Lagnese and Associates,
       Incorporated                             Pennsylvania          100%
      E3-Killam, Inc.                           New York              100%
      Killam Associates, Inc.                   Ohio                  100%
      Killam Management and Operational
       Services, Inc.                           New Jersey            100%
   Fellows, Read & Associates, Inc.             New Jersey            100%
   Killam Associates, New England Inc.          Delaware              100%
     George A. Schock & Associates, Inc.        New Jersey            100%
     Jennison Engineering, Inc.                 Vermont               100%
   Thermo EuroTech N.V.                         Netherlands         62.27%
     Amerika Tankinstallaties B.V.              Netherlands           100%
     Grond-& Watersaneringstechniek
      Nederland B.V.                            Netherlands           100%
     High-Tech Trouble-Shooters B.V.            Netherlands           100%
     Jac. Amerika en Zonen B.V.                 Netherlands           100%
     Refining & Trading Holland B.V.            Netherlands           100%
   Thermo Remediation Inc.                      Delaware            65.85%
     Eberline Holdings Inc.                     Delaware              100%
      Eberline Analytical Corporation           New Mexico            100%
        Thermo Hanford Inc.                     Delaware              100%
        TMA/NORCAL Inc.                         California            100%
     Remediation Technologies, Inc.             Delaware              100%
      RETEC Thermal, Inc.                       Delaware              100%
        ReTec/Tetra L.C.                        Texas                  50%*
     Thermo Fluids Inc.                         Delaware              100%
     TPS Technologies Inc.                      Florida               100%
      TPST Soil Recyclers of California Inc.    California            100%
        California Hydrocarbon, Inc.            Nevada                100%
      TPST Soil Recyclers of Maryland Inc.      Maryland              100%
       Todds Lane Limited Partnership           Maryland              100%*
PAGE

                                                                    EXHIBIT 21


                              THERMO TERRATECH INC.

                         SUBSIDIARIES OF THE REGISTRANT


                                                State or          Registrant's
                                                Jurisdiction      % of
   Name                                         Incorporation     Ownership
   ---------------------------------------------------------------------------

      TPST Soil Recyclers of New York Inc.      New York              100%
      TPST Soil Recyclers of Oregon Inc.        Oregon                100%
      TPST Soil Recyclers of South
       Carolina Inc.                            Delaware              100%
      TPST Soil Recyclers of Virginia Inc.      Delaware              100%
      TPST Soil Recyclers of Washington Inc.    Washington            100%
   TMA/Hanford, Inc.                            Washington            100%

   * Joint Venture/Partnership